                                                                    EXHIBIT 4.15

                             UNITED AIR LINES, INC.

        SERIES A-2 EQUIPMENT NOTE DUE APRIL 1, 2011 ISSUED IN CONNECTION
          WITH THE BOEING MODEL 747-422 AIRCRAFT BEARING UNITED STATES
                           REGISTRATION NUMBER N119UA


No. 2000-2 747-1-A-2                                   Date:  December 14, 2000



Original Principal Amount                                   Maturity Date
-------------------------                                   -------------

$44,567,000                                                 April 1, 2011

Debt Rate

7.186%

                  UNITED AIR LINES, INC., a Delaware corporation ("Owner") for value received, hereby promises to pay to STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as the Subordination Agent under the Intercreditor Agreement, or registered assigns, the principal sum of Forty-Four Million Five Hundred Sixty-Seven Thousand Dollars ($44,567,000) in one installment on April 1, 2011, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full. Interest shall accrue at the Debt Rate (calculated on the basis of a year of 360 days and 12 thirty day months) payable in arrears on each Interest Payment Date and on the date this Equipment
Note is paid in full. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day and if such payment is made on such next succeeding Business Day no additional interest shall accrue on the amount of such payment during such extension.

                  For purposes hereof, the term "Indenture" means the Trust Indenture and Mortgage (2000-2 747-1) dated as of December 14, 2000, between the Owner and State Street Bank and Trust Company of Connecticut, National Association (the "Indenture Trustee"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this Equipment Note and not defined herein shall have the respective meanings assigned in the Indenture.

                  This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (calculated on the basis of a year of 360 days and 12 thirty day months) on any overdue principal amount, Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

                  This Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Equipment Note has been executed on behalf of the Owner by the manual or facsimile signature of an authorized officer of the Owner, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

                  This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Owner pursuant to the terms of the Indenture. Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its Corporate Trust Department) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner, the Indenture Trustee and the Noteholders of the Equipment Notes, and the terms upon which the Equipment Notes are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Noteholder hereof agrees by its acceptance of this Equipment Note.

                  This Equipment Note is subject to redemption, refinancing, purchase or prepayment as provided in Article 6 of the Indenture but not otherwise.

                  If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Equipment Notes may be declared due and payable together with accrued interest thereon in the manner and with the effect provided in the Indenture.

                  As provided in the Indenture, in certain circumstances this Equipment Note is transferable, and upon surrender of this Equipment Note for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Noteholder or his attorney duly authorized in writing, one or more new Equipment Notes of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  The Equipment Notes are issuable only as registered Equipment Notes. As provided in the Indenture and subject to certain limitations therein set forth, Equipment Notes are exchangeable for a like aggregate principal amount of Equipment Notes of the same series, maturity and type and of authorized denominations, as requested by the Noteholder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

                  No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment for registration of transfer or exchange of this Equipment Note, the Owner, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the person in whose name this Equipment Note is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Equipment Note and for all other purposes whatsoever whether or not this Equipment Note be overdue, and neither the Owner, the Indenture Trustee, the Paying Agent nor the Registrar shall be affected by notice to the contrary.

         The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by each provision applicable to it in the Indenture, the Note Purchase Agreement, the Participation Agreement and each other Operative Document, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

                  AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS EQUIPMENT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.


                                     *  *  *

                  IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be duly executed.



                                     UNITED AIR LINES, INC.


                                     By: /s/ JEFFREY T. KAWALSKY
                                        ------------------------------------
                                           Title: Assistant Treasurer
                                                 ---------------------------

                  INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the within-mentioned Indenture.


                                     STATE STREET BANK AND TRUST
                                     COMPANY OF CONNECTICUT,
                                     NATIONAL ASSOCIATION,
                                     as Indenture Trustee



                                  By: /s/ RUTH A. SMITH
                                     --------------------------------
                                     Authorized officer and signatory

                                  SCHEDULE A-2

                       AIRCRAFT
                     REGISTRATION
AIRCRAFT TYPE           NUMBER          PRINCIPAL AMOUNT      MATURITY
-------------        ------------       ----------------     ----------
  A319-131              N809UA           $  9,786,000         01-Apr-11
  A319-131              N810UA              9,797,000         01-Apr-11
  A319-131              N811UA              9,797,000         01-Apr-11
  A319-131              N812UA              9,797,000         01-Apr-11
  A319-131              N813UA              9,848,000         01-Apr-11
  A319-131              N814UA              9,848,000         01-Apr-11
  A319-131              N815UA              9,848,000         01-Apr-11
  A319-131              N816UA              9,858,000         01-Apr-11
  A319-131              N817UA              9,858,000         01-Apr-11
  A319-131              N818UA              9,868,000         01-Apr-11
  A319-131              N828UA             10,489,000         01-Apr-11
  A319-131              N829UA             11,148,000         01-Apr-11
  A320-232              N437UA             11,027,000         01-Apr-11
  A320-232              N438UA             11,062,000         01-Apr-11
  A320-232              N439UA             11,072,000         01-Apr-11
  A320-232              N440AU             11,087,000         01-Apr-11
  A320-232              N447UA             11,750,000         01-Apr-11
  A320-232              N450UA             11,750,000         01-Apr-11
  B747-422              N119UA             44,567,000         01-Apr-11
  B747-422              N120UA             44,639,000         01-Apr-11
  B747-422              N121UA             44,640,000         01-Apr-11
  B757-222              N591UA             13,500,000         01-Apr-11
  B757-222              N592UA             13,520,000         01-Apr-11
  B757-222              N593UA             13,535,000         01-Apr-11
  B757-222              N594UA             13,555,000         01-Apr-11
  B757-222              N589UA             14,886,000         01-Apr-11
  B757-222              N590UA             14,906,000         01-Apr-11
  B757-222              N595UA             15,608,000         01-Apr-11
 B777-200ER             N784UA             34,146,000         01-Apr-11
 B777-200ER             N785UA             34,224,000         01-Apr-11
 B777-200ER             N787UA             32,972,000         01-Apr-11
 B777-200ER             N789UA             34,504,000         01-Apr-11
 B777-200ER             N790UA             34,504,000         01-Apr-11
 B777-200ER             N791UA             34,504,000         01-Apr-11
 B777-200ER             N793UA             34,600,000         01-Apr-11
 B777-200ER             N797UA             36,135,000         01-Apr-11
 B777-200ER             N798UA             36,135,000         01-Apr-11

                                   SCHEDULE B

                      AIRCRAFT
                    REGISTRATION
AIRCRAFT TYPE           NUMBER         PRINCIPAL AMOUNT       MATURITY
-------------       -------------      ----------------      ----------
  A319-131             N809UA         $    3,551,000          01-Oct-09
  A319-131             N810UA              3,555,000          01-Oct-09
  A319-131             N811UA              3,714,000          01-Oct-09
  A319-131             N812UA              3,714,000          01-Oct-09
  A319-131             N813UA              3,734,000          01-Oct-09
  A319-131             N814UA              3,734,000          01-Oct-09
  A319-131             N815UA              3,734,000          01-Oct-09
  A319-131             N816UA              3,737,000          01-Oct-09
  A319-131             N817UA              3,737,000          01-Oct-09
  A319-131             N818UA              3,741,000          01-Oct-09
  A319-131             N828UA              3,799,000          01-Oct-09
  A319-131             N829UA              4,030,000          01-Oct-09
  A320-232             N437UA              4,010,000          01-Oct-09
  A320-232             N438UA              4,023,000          01-Oct-09
  A320-232             N439UA              4,027,000          01-Oct-09
  A320-232             N440UA              4,221,000          01-Oct-09
  A320-232             N447UA              4,455,000          01-Oct-09
  A320-232             N450UA              4,455,000          01-Oct-09
  B747-422             N119UA             16,141,000          01-Oct-09
  B747-422             N120UA             16,168,000          01-Oct-09
  B747-422             N121UA             16,168,000          01-Oct-09
  B757-222             N591UA              4,922,000          01-Oct-09
  B757-222             N592UA              5,172,000          01-Oct-09
  B757-222             N593UA              5,177,000          01-Oct-09
  B757-222             N594UA              5,185,000          01-Oct-09
  B757-222             N589UA              5,668,000          01-Oct-09
  B757-222             N590UA              5,675,000          01-Oct-09
  B757-222             N595UA              5,664,000          01-Oct-09
 B777-200ER            N784UA             12,419,000          01-Oct-09
 B777-200ER            N785UA             12,447,000          01-Oct-09
 B777-200ER            N787UA             11,992,000          01-Oct-09
 B777-200ER            N789UA             13,138,000          01-Oct-09
 B777-200ER            N790UA             13,138,000          01-Oct-09
 B777-200ER            N791UA             13,138,000          01-Oct-09
 B777-200ER            N793UA             13,174,000          01-Oct-09
 B777-200ER            N797UA             13,114,000          01-Oct-09
 B777-200ER            N798UA             13,114,000          01-Oct-09

                                   SCHEDULE C

                      AIRCRAFT
                    REGISTRATION
AIRCRAFT TYPE          NUMBER         PRINCIPAL AMOUNT       MATURITY
-------------       ------------      ----------------     -----------
  A319-131            N809UA        $     1,983,000          01-Oct-05
  A319-131            N810UA              1,985,000          01-Oct-05
  A319-131            N811UA              2,037,000          01-Oct-05
  A319-131            N812UA              2,037,000          01-Oct-05
  A319-131            N813UA              2,047,000          01-Oct-05
  A319-131            N814UA              2,047,000          01-Oct-05
  A319-131            N815UA              2,047,000          01-Oct-05
  A319-131            N816UA              2,049,000          01-Oct-05
  A319-131            N817UA              2,049,000          01-Oct-05
  A319-131            N818UA              2,051,000          01-Oct-05
  A319-131            N828UA              2,082,000          01-Oct-05
  A319-131            N829UA              2,172,000          01-Oct-05
  A320-232            N437UA              2,284,000          01-Oct-05
  A320-232            N438UA              2,291,000          01-Oct-05
  A320-232            N439UA              2,293,000          01-Oct-05
  A320-232            N440UA              2,357,000          01-Oct-05
  A320-232            N447UA              2,442,000          01-Oct-05
  A320-232            N450UA              2,442,000          01-Oct-05
  B747-422            N119UA              8,847,000          01-Oct-05
  B747-422            N120UA              8,861,000          01-Oct-05
  B747-422            N121UA              8,861,000          01-Oct-05
  B757-222            N591UA              2,862,000          01-Oct-05
  B757-222            N592UA              2,944,000          01-Oct-05
  B757-222            N593UA              2,948,000          01-Oct-05
  B757-222            N594UA              2,952,000          01-Oct-05
  B757-222            N589UA              3,163,000          01-Oct-05
  B757-222            N590UA              3,168,000          01-Oct-05
  B757-222            N595UA              3,162,000          01-Oct-05
 B777-220ER           N784UA              7,070,000          01-Oct-05
 B777-220ER           N785UA              7,087,000          01-Oct-05
 B777-220ER           N787UA              6,827,000          01-Oct-05
 B777-220ER           N789UA              7,333,000          01-Oct-05
 B777-220ER           N790UA              7,333,000          01-Oct-05
 B777-220ER           N791UA              7,333,000          01-Oct-05
 B777-220ER           N793UA              7,353,000          01-Oct-05
 B777-220ER           N797UA              7,320,000          01-Oct-05
 B777-220ER           N798UA              7,320,000          01-Oct-05